EX-99.1

SHOE CARNIVAL REPORTS SECOND QUARTER FISCAL 2023 RESULTS

Evansville, Indiana, August 29, 2023 - Shoe Carnival, Inc. (Nasdaq: SCVL) (the “Company”), a leading retailer of footwear and accessories for the family, today reported results for the second quarter ended July 29, 2023.

Highlights

•
Net sales and diluted earnings per share improved from first quarter 2023 as a result of investments in branding, advertising and in-store experience.
•
Softness in urban markets led to comparable sales down 6.5 percent versus prior year.
•
Shoe Station net sales increased low-single digits in second quarter 2023; growth accelerated in August to mid-teens during back-to-school, both versus prior year.
•
Gross profit margin exceeded 35 percent for the 10th consecutive quarter.
•
Annual guidance is updated, reflective of second quarter results and ongoing consumer trends.

“Our second quarter results demonstrated the momentum of our strategy within the context of a challenging economic backdrop. We delivered improvement on net sales, earnings per share and market share growth versus first quarter 2023, while also increasing investment in our branding, advertising and in-store experience. In August, we opened our 400th store and surpassed over half of our stores being modernized,” said Mark Worden, President and Chief Executive Officer.

“We saw improving conditions related to the impact of inflation in the second quarter, but some of our urban customers remain challenged in the current economic environment. As such, we are taking a measured approach to the balance of the year. Given the strength of our balance sheet and our strategy, we are in a strong position to grow as the economy improves and continue to actively evaluate both organic and acquisition-related opportunities,” said Mr. Worden.

Back-to-School Update

Market conditions continued to modestly improve in early third quarter 2023 versus second quarter 2023. August sales and profits were among the highest of any month in the Company’s 45-year history, with product margins approaching record highs. The August back-to-school shopping period accounts for half of the Company’s third quarter gross profit, and with the results achieved to date, the Company remains on track to deliver its full year gross profit margin guidance of 36 to 37 percent.

Fiscal 2023 Earnings Outlook

The Company now expects to deliver on the following annual guidance for 2023, which includes 53 weeks compared to 52 weeks in 2022:

2023
Guidance
Diluted earnings per share ("EPS")	$3.10 to $3.25
Net sales (in billions)	$1.19 to $1.21
Gross profit margin	36% to 37%
SG&A (in millions)	$321 to $327
SG&A as a percent of net sales	~27%
Operating income (in millions)	$109 to $116
Net income (in millions)	$85 to $89
Return on beginning equity	16% to 17%

Cash flows from operations (in millions)	$120 to $130
Capital expenditures (in millions)	$55 to $65

Merchandise inventories (in millions)	- ~$40

Comparable store sales	-8% to -6%
New stores	6 to 10

Second Quarter Operating Results

Net sales were $294.6 million, down 5.7 percent in the quarter compared to second quarter 2022, with comparable store sales down 6.5 percent. While overall conditions improved from earlier in 2023, soft traffic results continued within lower income households and urban markets, partially offset by 5.4 percent e-commerce net sales growth and growth from the new Shoe Station stores. E-commerce net sales were favorably impacted by the February 2023 launch of shoestation.com and increased net sales through shoecarnival.com. With an improved brand name assortment this year, net sales of athletic merchandise in second quarter 2023 were flat compared to the second quarter 2022 despite lower store traffic.

Gross profit margin was 35.8 percent, down 40 basis points, with merchandise margin down 20 basis points. Buying, distribution and occupancy (“BDO”) costs were lower in the quarter compared to the prior year as freight and distribution costs have continued to decrease, partially offset by investment in store modernization and by rent associated with operating more stores. However, on the lower net sales, BDO decreased gross profit margin by 20 basis points.

Selling, General and Administrative expenses (“SG&A”) were $80.8 million in second quarter 2023, or 27.4 percent of net sales. $6.2 million of the increase in SG&A compared to second quarter 2022 resulted from strategic investments in brand initiatives, advertising and the in-store experience.

The effective tax rate in second quarter 2023 of 22.3 percent was lower than the prior year rate of 25.6 percent. The effective tax rate for the full year is expected to be between 24 and 25 percent compared to 25.2 percent in 2022.

Second quarter 2023 net income was $19.4 million, or $0.71 per diluted share, compared to second quarter 2022 net income of $28.9 million, or $1.04 per diluted share. The EPS in second quarter 2023 improved versus first quarter 2023 by 18.3 percent and is nearly 80 percent higher than any other second quarter in Company history prior to 2021.

Merchandise Inventory

Significant progress was made in the first half of 2023 to reduce total inventory and optimize inventory positions for an improved athletic assortment of national named brands. Second quarter 2023 ending inventory was approximately $24 million higher than the prior year, comparing favorably to first quarter 2023 when ending inventory was approximately $44 million higher than the prior year and fiscal 2022 year end when inventory was $105 million higher than the prior year end. With back-to-school shopping in progress, inventory is on track to be below prior year levels in September and to achieve the annual guidance for inventory to be approximately $40 million lower by year end 2023 compared to year end 2022. Both aged inventory and seasonal carryover inventories are in line, and there is currently no expectation of deep discounting to liquidate merchandise.

Store Count, Modernization and Planned Store Growth

In August 2023, the Company opened its 400th store, now operating 373 Shoe Carnival stores and 27 Shoe Station stores. Store productivity and profitability have increased sharply for the fleet since the last time the Company operated 400 stores in 2018. The multi-year fleet productivity and rationalization improvement plan contributed to sales per door increasing more than 15 percent and profit contribution per door increasing more than 40 percent compared to 2018 levels.

The Company is currently modernizing its Shoe Carnival fleet through a multi-year remodel program. As of July 29, 2023, over 50 percent of the modernization initiative was complete, and the Company is on track to be approximately 65 percent complete during the summer of 2024.

The Company has a strategic growth roadmap in place to surpass 500 stores and be a multi-billion dollar retailer in 2028, inclusive of organic and acquired growth.

Capital Management

The 2022 fiscal year end marked the 18th consecutive year the Company ended a year with no debt, and through year-to-date August, the Company continued to fund its operations without debt. As of yesterday, the Company had over $90 million of cash, cash equivalents, and marketable securities and approximately $100 million in borrowing capacity. At the end of second quarter 2023, the Company had nearly $47 million of cash, cash equivalents and marketable securities and approximately $100 million in borrowing capacity. Cash flow from operations is expected to more than fully fund store remodels and growth planned in the back half of fiscal 2023.

Share Repurchase Program

As of July 29, 2023, the Company had $50 million available for future repurchases under its share repurchase program. During second quarter 2023, the Company did not repurchase any shares.

Conference Call

Today, at 8:30 a.m. Eastern Time, the Company will host a conference call to discuss the second quarter results. Participants can listen to the live webcast of the call by visiting Shoe Carnival's Investors webpage at www.shoecarnival.com. While the question-and-answer session will be available to all listeners, questions from the audience will be limited to institutional analysts and investors. A replay of the webcast will be available on the Company’s website beginning approximately two hours after the conclusion of the conference call and will be archived for one year.

About Shoe Carnival

Shoe Carnival, Inc. is one of the nation’s largest family footwear retailers, offering a broad assortment of dress, casual and athletic footwear for men, women and children with emphasis on national name brands. As of August 29, 2023, the Company operates 400 stores in 35 states and Puerto Rico under its Shoe Carnival and Shoe Station banners and offers shopping at www.shoecarnival.com and www.shoestation.com. Headquartered in Evansville, IN, Shoe Carnival, Inc. trades on The Nasdaq Stock Market LLC under the symbol SCVL. Press releases and annual reports are available on the Company's website at www.shoecarnival.com.

Contact Information

Steve R. Alexander

Shoe Carnival Investor Relations

(812) 867-4034

Cautionary Statement Regarding Forward-Looking Information

As used herein, “we”, “our” and “us” refer to Shoe Carnival, Inc. This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to: our ability to control costs and meet our labor needs in a rising wage, inflationary, and/or supply chain constrained environment; our ability to maintain current promotional intensity levels; the effects and duration of economic downturns and unemployment rates; our ability to achieve expected operating results, synergies, and other benefits from the Shoe Station acquisition within expected time frames, or at all; the potential impact of national and international security concerns, including those caused by war and terrorism, on the retail environment; general economic conditions in the areas of the continental United States and Puerto Rico where our stores are located; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; our ability to generate increased sales; our ability to successfully navigate the increasing use of online retailers for fashion purchases and the impact on traffic and transactions in our physical stores; the success of the open-air shopping centers where many of our stores are located and its impact on our ability to attract customers to our stores; our ability to attract customers to our e-commerce platform and to successfully grow our omnichannel sales; the effectiveness of our inventory management, including our ability to manage key merchandise vendor relationships and direct-to-consumer initiatives; changes in our relationships with other key suppliers; changes in the political and economic environments in, the status of trade relations with, and the impact of changes in trade policies and tariffs impacting, China and other countries which are the major manufacturers of footwear; the impact of competition and pricing; our ability to successfully manage and execute our marketing initiatives and maintain positive brand perception and recognition; our ability to successfully manage our current real estate portfolio and leasing obligations; changes in weather, including patterns impacted by climate change; changes in consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of disruptions in our distribution or information technology operations; the impact of natural disasters, public health and political crises, civil unrest, and other catastrophic events on our operations and the operations of our suppliers, as well as on consumer confidence and purchasing in general; the duration and spread of a public health crisis, such as COVID-19, and the mitigating efforts deployed, including the effects of government stimulus on consumer spending; risks associated with the seasonality of the retail industry; the impact of unauthorized disclosure or misuse of personal and confidential information about our customers, vendors and employees, including as a result of a cybersecurity breach; our ability to successfully execute our business strategy, including the availability of desirable store locations at acceptable lease terms, our ability to identify, consummate or effectively integrate future acquisitions, our ability to implement and adapt to new technology and systems, our ability to open new stores in a timely and profitable manner, including our entry into major new markets, and the availability of sufficient funds to implement our business plans; higher than anticipated costs associated with the closing of underperforming stores; the inability of manufacturers to deliver products in a timely manner; an increase in the cost, or a disruption in the flow, of imported goods; the impact of regulatory changes in the United States, including minimum wage laws and regulations, and the countries where our manufacturers are located; the resolution of litigation or regulatory proceedings in which we are or may become involved; continued volatility and disruption in the capital and credit markets; future stock repurchases under our stock repurchase program and future dividend payments.; and other factors described in the Company’s SEC filings, including the Company’s latest Annual Report on Form 10-K. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as “believes,” “expects,” “aims,” “on track,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends” or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.

Financial Tables Follow

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Thirteen	Thirteen	Twenty-six	Twenty-six
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
Net sales	$294,615	$312,268	$575,799	$629,795
Cost of sales (including buying, distribution and occupancy costs)	189,150	199,138	371,817	403,802
Gross profit	105,465	113,130	203,982	225,993
Selling, general and administrative expenses	80,803	74,341	158,381	151,820
Operating income	24,662	38,789	45,601	74,173
Interest income	(433)	(138)	(911)	(170)
Interest expense	71	65	137	160
Income before income taxes	25,024	38,862	46,375	74,183
Income tax expense	5,583	9,953	10,408	18,377
Net income	$19,441	$28,909	$35,967	$55,806
Net income per share:
Basic	$0.71	$1.05	$1.32	$2.01
Diluted	$0.71	$1.04	$1.31	$1.99
Weighted average shares:
Basic	27,336	27,590	27,280	27,784
Diluted	27,410	27,812	27,449	28,061

Cash dividends declared per share	$0.100	$0.090	$0.200	$0.180

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	July 29,	January 28,	July 30,
	2023	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$34,562	$51,372	$51,620
Marketable securities	12,218	11,601	10,994
Accounts receivable	3,961	3,052	10,677
Merchandise inventories	409,342	390,390	385,510
Other	25,281	13,308	18,131
Total Current Assets	485,364	469,723	476,932
Property and equipment – net	159,186	141,435	124,789
Operating lease right-of-use assets	339,598	318,612	254,537
Intangible assets	32,600	32,600	32,600
Goodwill	12,023	12,023	10,786
Other noncurrent assets	14,433	15,388	14,871
Total Assets	$1,043,204	$989,781	$914,515

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$77,429	$78,850	$113,826
Accrued and other liabilities	19,999	20,281	22,893
Current portion of operating lease liabilities	57,335	58,154	52,523
Total Current Liabilities	154,763	157,285	189,242
Long-term portion of operating lease liabilities	307,326	285,074	226,115
Deferred income taxes	14,631	11,844	4,436
Deferred compensation	10,596	9,840	10,779
Other	369	170	311
Total Liabilities	487,685	464,213	430,883
Total Shareholders’ Equity	555,519	525,568	483,632
Total Liabilities and Shareholders’ Equity	$1,043,204	$989,781	$914,515

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

(Unaudited)

	Twenty-six	Twenty-six
	Weeks Ended	Weeks Ended
	July 29, 2023	July 30, 2022
Cash Flows From Operating Activities
Net income	$35,967	$55,806
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,822	10,416
Stock-based compensation	2,326	2,741
Loss on retirement and impairment of assets, net	59	83
Deferred income taxes	2,787	7,135
Non-cash operating lease expense	27,627	23,497
Other	251	384
Changes in operating assets and liabilities:
Accounts receivable	(909)	3,481
Merchandise inventories	(18,952)	(100,305)
Operating leases	(27,181)	(24,794)
Accounts payable and accrued liabilities	(927)	40,514
Other	(12,518)	(10,040)
Net cash provided by operating activities	22,352	8,918

Cash Flows From Investing Activities
Purchases of property and equipment	(30,629)	(50,198)
Investments in marketable securities	(41)	(11)
Sales of marketable securities	0	3,040
Net cash used in investing activities	(30,670)	(47,169)

Cash Flow From Financing Activities
Proceeds from issuance of stock	110	93
Dividends paid	(5,675)	(5,064)
Purchase of common stock for treasury	0	(20,515)
Shares surrendered by employees to pay taxes on stock-based compensation awards	(2,927)	(2,086)
Net cash used in financing activities	(8,492)	(27,572)
Net decrease in cash and cash equivalents	(16,810)	(65,823)
Cash and cash equivalents at beginning of period	51,372	117,443
Cash and cash equivalents at end of period	$34,562	$51,620